
                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                          NINE MONTHS ENDED MARCH 31, 1998
                                                    (UNAUDITED)

                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, nine months ended 3/31/1998. . . .  $42,216,000

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (6,254,000)                        $ .43375
  Class B dividends declared . . . . . . . . .  (12,037,000)                                      $ .44500

Undistributed basic earnings . . . . . . . . .  $23,925,000       41,473,547          .57687        .57687
Basic Earnings Per Share . . . . . . . . . . .                                      $1.01062      $1.02187
Basic Earnings Per Share (rounded) . . . . . .                                      $1.01         $1.02

Dilutive effect of stock options . . . . . . .     (273,000)         406,184
Undistributed diluted earnings . . . . . . . .  $23,652,000       41,879,731          .56475        .56475
Diluted Earnings Per Share . . . . . . . . . .                                      $ .99850      $1.00975
Diluted Earnings Per Share (rounded) . . . . .                                      $1.00         $1.01

438,000 of the 1,691,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period. Use of the treasury stock buy-back method reduces the dilutive effect of stock options.





                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                          NINE MONTHS ENDED MARCH 31, 1997
                                                    (UNAUDITED)

                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, nine months ended 3/31/1997. . . .  $42,663,000

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (5,606,000)                        $ .38625
  Class B dividends declared . . . . . . . . .  (10,508,000)                                      $ .39000

Undistributed basic earnings . . . . . . . . .  $26,549,000        41,465,644         .64026        .64026
Basic Earnings Per Share . . . . . . . . . . .                                      $1.02651      $1.03026
Basic Earnings Per Share (rounded) . . . . . .                                      $1.03         $1.03

Dilutive effect of stock options . . . . . . .     (118,000)          302,224
Undistributed diluted earnings . . . . . . . .  $26,431,000        41,767,868         .63281        .63281
Diluted Earnings Per Share . . . . . . . . . .                                      $1.01906      $1.02281
Diluted Earnings Per Share (rounded) . . . . .                                      $1.02         $1.02

237,000 of the 1,365,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.  Use of the treasury stock buy-back method reduces the dilutive effect of stock options.






                                                   Exhibit(11)


                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         THREE MONTHS ENDED MARCH 31, 1998
                                                    (UNAUDITED)

                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 3/31/1998 . . .  $13,702,000

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (2,088,000)                        $ .145
  Class B dividends declared . . . . . . . . .   (4,045,000)                                       $ .150

Undistributed basic earnings . . . . . . . . .  $ 7,569,000        41,423,152         .183           .183
Basic Earnings Per Share . . . . . . . . . . .                                      $ .328         $ .333
Basic Earnings Per Share (rounded) . . . . . .                                      $ .33          $ .33

Dilutive effect of stock options . . . . . . .      (60,000)          402,277
Undistributed diluted earnings . . . . . . . .  $ 7,509,000        41,825,429         .180           .180
Diluted Earnings Per Share . . . . . . . . . .                                      $ .325         $ .330
Diluted Earnings Per Share (rounded) . . . . .                                      $ .33          $ .33

583,000 of the 1,774,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.  Use of the treasury stock buy-back method reduces the dilutive effect of stock options.





                                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                                         COMPUTATION OF EARNINGS PER SHARE
                                         THREE MONTHS ENDED MARCH 31, 1997
                                                    (UNAUDITED)

                                                Available         Average             Earnings Per Share
                                                Income            Shares            Class A       Class B
                                                ---------         -----------       -------       --------
Net income, three months ended 3/31/1997 . . .  $14,521,000

Distributed earnings:
  Class A dividends declared . . . . . . . . .   (1,865,000)                        $ .12875
  Class B dividends declared . . . . . . . . .   (3,498,000)                                       $ .13000

Undistributed basic earnings . . . . . . . . .  $ 9,158,000        41,392,940         .22125         .22125
Basic Earnings Per Share . . . . . . . . . . .                                      $ .35000       $ .35125
Basic Earnings Per Share (rounded) . . . . . .                                      $ .35          $ .35

Dilutive effect of stock options . . . . . . .     (167,000)          446,185
Undistributed diluted earnings . . . . . . . .  $ 8,991,000        41,839,125         .21490         .21490
Diluted Earnings Per Share . . . . . . . . . .                                      $ .34365       $ .34490
Diluted Earnings Per Share (rounded) . . . . .                                      $ .34          $ .34

398,000 of the 1,442,000 average outstanding stock options were antidulitive, and were excluded from the dilutive computation for this period.  Use of the treasury stock buy-back method reduces the dilutive effect of stock options.






                                                   Exhibit(11)